SECOND AMENDMENT AND JOINDER
to
12b-l LETTER AGREEMENT

This Second Amendment and Joinder is to the 12b-1 Letter Agreement dated March 26, 2001, as amended (the "Agreement") by and between MBSC SECURITIES CORPORATION(formerly, "DREYFUS SERVICE CORPORATION") ("Dreyfus"), PRINCIPAL LIFE INSURANCE COMPANY ("Principal Life"), and PRINCOR FINANCIAL SERVICES CORPORATION. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

WHEREAS, the parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this Second Amendment and Joinder (this "Amendment").

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties agree as follows:

1. Amendment of the Agreement

(a)
Joinder. PRINCIPAL NATIONAL LIFE INSURANCE COMPANY ("PNL"), an Iowa· life insurance company, shall be an additional party to the Agreement as of the date of this Amendment. All references in the Agreement to "Principal Life" shall mean Principal Life Insurance Company and/or PNL, as applicable.

(b)	Consent. PNL agrees to be bound by all of the terms, provisions and conditions contained in the Agreement as of the date of this Amendment.

(c)	Amendment and Restatement of Schedule A. Schedule A is hereby amended and restated in accordance with the Amended and Restated Schedule A attached hereto.

(d)	Amendment and Restatement of Schedule B. Schedule B is hereby amended and restated in accordance with the Amended and Restated Schedule B attached hereto.

2. Representations

Each party represents to the other party in respect of the Agreement, as amended pursuant to this Amendment, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

3. Miscellaneous

(a) Entire Agreement; Restatement.

(i)
This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii)
Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts
(including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer, effective as of April 25, 2012.

PRINCIPAL LIFE INSURANCE     PRINCOR FINANCIAL SERVICES COMPANY     CORPORATION

By: /s/Sara Wiener    By: /s/Marty Richardson
Name: Sara Wiener    Name: Marty Richardson
Title: Director - Life Product Management     Title: VP Broker Dealer Operations

PRINCIPAL NATIONAL LIFE     MBSC SECURITIES CORPORATION INSURANCE COMPANY

By: /s/Sara Wiener    By: /s/Matthew Perrone
Name: Sara Wiener    Name: Matthew Perrone
Title: Director - Life Product Management     Title: EVP

AMENDED AND RESTATED SCHEDULE A

Fee at an Annual Rate as a Percentage of the Average Daily Net Asset Value of
Fund Name     Service Shares Held on Behalf of Owners1

Dreyfus Investment Portfolios
•Core Value Portfolio    25 bps
•Midcap Stock Portfolio    25 bps
•Small Cap Stock Index Portfolio    25 bps
•Technology Growth Portfolio    25 bps

Dreyfus Stock Index Fund, Inc.     25 bps

Dreyfus Variable Investment Fund
•Appreciation Portfolio    25 bps
•Growth and Income Portfolio    25 bps
•International Equity Portfolio    25 bps
•International Value Portfolio    25 bps
•Opportunistic Small Cap Portfolio    25 bps
•Quality Bond Portfolio    25 bps

Dreyfus Socially Responsible Growth Fund    25 bps

___________________
1 For purposes of determining the fee payable hereunder, the average daily net asset value of the Fund's Service shares shall be computed in the manner specified in the Fund's charter documents and then-current Prospectus and Statement of Additional Information.

AMENDED AND RESTATED SCHEDULE B ACCOUNTS OF

INSURANCE COMPANY

Principal Life Insurance Company Variable Life Separate Account

Principal Life Insurance Company Separate Account B

Principal National Life Insurance Company Variable Life Separate Account